Exhibit 4.2

_____________________________________________________________________________________

_____________________________________________________________________________________

INTERSTATE POWER AND LIGHT COMPANY

(formerly known as IES Utilities Inc.,

formerly known as Iowa Electric Light and Power Company)

TO

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

Successor Trustee

__________________________

Sixty-fourth Supplemental

Indenture

Dated as of June 9, 2005

__________________________

SUPPLEMENTAL TO

INDENTURE OF MORTGAGE AND DEED OF TRUST

DATED AS OF AUGUST 1, 1940

_____________________________________________________________________________________

THIS SIXTY-FOURTH SUPPLEMENTAL INDENTURE, dated as of June 9, 2005, between INTERSTATE POWER AND LIGHT COMPANY (formerly known as IES Utilities Inc., formerly known as Iowa Electric Light and Power Company), a corporation organized and existing under the laws of the State of Iowa (hereinafter called the “Company”), and J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as successor Trustee, a national banking association organized and existing under the laws of the United States of America.

W I T N E S S E T H:

WHEREAS, the Company has heretofore executed and delivered its Indenture of Mortgage and Deed of Trust, dated as of August 1, 1940 (hereinafter called the “Original Indenture”), to the Trustee to secure the first mortgage bonds (herein sometimes referred to as “first mortgage bonds”) of the Company, issuable in series; and

WHEREAS, the Company thereafter executed and delivered certain Supplemental Indentures, First through Sixty-third, inclusive, for the various purposes of creating additional series of first mortgage bonds, conveying and confirming unto the Trustee certain additional property, correcting the description of a certain parcel of land as set forth in the Original Indenture and amending the Original Indenture in certain respects (the Original Indenture and the above referred to Supplemental Indentures together with this Sixty-fourth Supplemental Indenture being herein sometimes collectively referred to as the “Indenture”); and

WHEREAS, there have been issued and are now outstanding under the Indenture the following described first mortgage bonds:

First Mortgage Bonds	Principal Amount
Collateral Series A due 2008	$50,000,000
Collateral Series B due 2023	$50,000,000
Collateral Series D due 2006	$60,000,000
Collateral Series E due 2007	$55,000,000

WHEREAS, the Original Indenture in Section 158 provides that the Company, when authorized by resolution of the Board, and the Trustee, may at any time, subject to the restrictions in the Original Indenture contained, enter into such an indenture supplemental to the Original Indenture as may or shall be by them deemed necessary or desirable for the purpose of creating any new series of first mortgage bonds or of adding to the covenants and agreements of the Company in the Original Indenture contained, other covenants and agreements thereafter to be observed by the Company and for any other purpose not inconsistent with the terms of the Original Indenture and which shall not impair the security of the same; and

WHEREAS, the Company desires to execute and deliver this Sixty-fourth Supplemental Indenture, in accordance with the provisions of the Original Indenture, for the purpose of providing for the creation of a new series of first mortgage bonds to be designated “First Mortgage Bonds, Collateral Series F, Due 2014” (hereinafter called the “Bonds of Series F” or the “Bonds”), and for the purpose of adding to the covenants and agreements of the Company in the Original Indenture contained, other covenants and agreements hereafter to be observed by the Company;

WHEREAS, the Bonds are to be issued to J.P. Morgan Trust Company, National Association, as successor Trustee (the “New Mortgage Trustee”) under the Company’s Indenture of Mortgage and Deed of Trust dated as of September 1, 1993 (the “New Mortgage”), including the Sixth Supplemental Indenture thereto, dated June 9, 2005 (the “Sixth Supplemental Indenture”), and are to be owned and held by the New Mortgage Trustee as “Class ‘A’ Bonds” (as defined in the New Mortgage) in accordance with the terms of the New Mortgage; and

WHEREAS, all acts and proceedings required by law and by the Articles of Incorporation of the Company, including all action requisite on the part of its stockholders, directors and officers, necessary to make the Bonds, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute the

Indenture a valid and binding mortgage and deed of trust for the security of the Bonds in accordance with the terms of the Indenture and the terms of the Bonds, have been done and taken; and the execution and delivery of this Sixty-fourth Supplemental Indenture have been in all respects duly authorized.

NOW, THEREFORE, THIS SIXTY-FOURTH SUPPLEMENTAL INDENTURE WITNESSETH, that, in order to further secure the payment of the principal of, premium, if any, and interest, if any, on all first mortgage bonds at any time issued and outstanding under the Indenture, according to their tenor, purport and effect, and to secure the performance and observance of all the covenants and conditions in said first mortgage bonds and in the Indenture contained (except any covenant of the Company with respect to the refund or reimbursement of taxes, assessments or other governmental charges on account of the ownership of any first mortgage bonds, or the income derived therefrom, for which the holders of such first mortgage bonds shall look only to the Company and not to the property mortgaged and pledged) and for and in consideration of the premises and of the mutual covenants herein contained and of the purchase and acceptance of the Bonds by the holders thereof, and of the sum of $1.00 duly paid to the Company by the Trustee at or before the ensealing and delivery hereof, and for other valuable considerations, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Sixty-fourth Supplemental Indenture, and, by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over, warrant and confirm unto the Trustee the properties of the Company described and referred to in the Original Indenture and all indentures supplemental thereto, as thereby conveyed or intended so to be, and not heretofore specifically released, together with all and singular the plants, buildings, improvements, additions, tenements, hereditaments, easements, rights, privileges, licenses and franchises and all other appurtenances whatsoever belonging or in any wise appertaining to any of the property hereby mortgaged or pledged, or intended so to be, or any part thereof, now owned or which may hereafter be owned or acquired by the Company, and the reversion and reversions, remainder and remainders, and the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and of every part and parcel thereof, and all the estate, right, title, interest, property, claim and demand of every nature whatsoever of the Company, at law or in equity, or otherwise howsoever, in, of and to such property and every part and parcel thereof.

TO HAVE AND TO HOLD all and singular the lands, properties, estates, rights, franchises, privileges and appurtenances mortgaged, conveyed, pledged or assigned as aforesaid, or intended so to be, together with all the appurtenances thereunto appertaining, unto the Trustee and its successors and assigns forever, upon the trusts, for the uses and purposes and under the terms and conditions and with the rights, privileges and duties as in the Indenture set forth;

Subject, however, to the reservations, exceptions, limitations and restrictions contained in the several deeds, leases, servitudes, contracts or other instruments through which the Company acquired and/or claims title to and/or enjoys the use of the aforesaid properties; and subject also to Permitted Encumbrances (as defined in Section 24 of the Original Indenture) and, as to any property acquired by the Company since the execution and delivery of the Original Indenture, to any liens thereon existing, and to any liens for unpaid portions of the purchase money placed thereon, at the time of such acquisition, but only to the extent that such liens are permitted by Sections 72 and 83 of the Original Indenture, as amended;

BUT IN TRUST, NEVERTHELESS, for the equal and proportionate use, benefit, security and protection of those who from time to time shall hold the first mortgage bonds and coupons authenticated and delivered under the Indenture and duly issued by the Company, without any discrimination, preference or priority of any one first mortgage bond or coupon over any other by reason of priority in the time of issue, sale or negotiation thereof or otherwise, except as provided in Section 69 of the Original Indenture, so that, subject to said provisions, each and all of said first mortgage bonds and coupons shall have the same right, lien and privilege under the Indenture and shall be equally and ratably secured thereby (except as any sinking, amortization, improvement, renewal or other fund, or any other covenants or agreements established in accordance with the provisions of the Original Indenture, may afford additional security for the first mortgage bonds of any particular series), and shall have the same proportionate interest and share in the Trust Estate (as defined in the Original Indenture), with the same effect as if all of the first mortgage bonds and coupons had been issued, sold and negotiated simultaneously on the date of the delivery of the Original Indenture; and in trust for enforcing payment of the principal of the first mortgage bonds and of the interest and premium, if any, thereon, according to the tenor, purport and effect of the first mortgage bonds and coupons and of the Indenture, and for enforcing the terms, provisions, covenants and stipulations therein and in the first mortgage bonds set forth, and upon the trusts, uses and purposes and subject to the covenants, agreements and conditions set forth and declared in the Indenture;

AND THIS SIXTY-FOURTH SUPPLEMENTAL INDENTURE FURTHER WITNESSETH, that the Company hereby covenants and agrees to and with the Trustee and its successors and assigns forever as follows:

SECTION 1. There shall be, and is hereby created, a new series of first mortgage bonds, known as and entitled “First Mortgage Bonds, Collateral Series F, Due 2014,” and the form thereof shall be substantially as hereinafter set forth.

The Bonds of Series F shall be issued and delivered to the New Mortgage Trustee under the New Mortgage as the basis for the authentication and delivery under the New Mortgage of a series of securities (“Collateral Trust Securities”). As provided in the New Mortgage, the Bonds of Series F will be registered in the name of the New Mortgage Trustee, subject to the provisions of the New Mortgage, for the benefit of the holders of all securities from time to time outstanding under the New Mortgage, and the Company shall have no interest therein. The Bonds of Series F will not be transferable except to a successor trustee under the New Mortgage.

Any payment or deemed payment by the Company under the New Mortgage of the principal of or interest, if any, on the Collateral Trust Securities (other than by the application of the proceeds of a payment in respect of the Bonds of Series F) shall, to the extent thereof, be deemed to satisfy and discharge the obligation of the Company, if any, to make a payment of principal of or interest, if any, on such Bonds of Series F, as the case may be, which is then due.

                             The principal amount of the Bonds of Series F shall be limited to $38,385,000, except in case of the issuance of Bonds as provided in Section 14 of the Original Indenture on account of mutilated, lost, stolen, or destroyed Bonds. The Bonds of Series F shall be registered bonds only without coupons. The Bonds shall be represented by one certificate in the full face amount of the principal outstanding under the Bonds. Notwithstanding the provisions of Section 7 of the Original Indenture to the contrary, no reservation of unissued coupon bonds shall be required with respect to the Bonds of Series F. All Bonds of Series F shall mature on July 1, 2014, and interest on the Bonds shall be payable at the rates and on the dates applicable to the Collateral Trust Securities as referenced therein, until the Company’s obligation with respect to the payment of such principal shall be discharged. The principal, premium, if any, and the interest, if any, on the Bonds of Series F shall be payable at the office of the Trustee in the City of Chicago, State of Illinois, or at the option of the holder, at the principal corporate trust office of the Trustee, in the Borough of Manhattan in the City of New York, in any coin or currency of the United States of America which at the time of payment shall be legal tender for public and private debts. The Bonds of Series F shall be subject to redemption under certain circumstances specified in Section 54 of the Original Indenture as amended.

The Bonds of Series F will be redeemable, at the option of the Company with the prior written consent of Financial Guaranty Insurance Company, in whole at any time or in part from time to time, upon 30 days notice, at a redemption price equal to 100% of the principal amount thereof together with accrued interest, if any, thereon to the date fixed for redemption. The Bonds shall be redeemed no later than the redemption of the Collateral Trust Securities, in a principal amount equal to the principal amount of Collateral Trust Securities then being redeemed, and at a redemption price equal to the redemption price (excluding interest other than interest on defaulted principal, if any) applicable to such redemption of Collateral Trust Securities.

Notwithstanding Section 11 of the Original Indenture, the Company may execute, and the Trustee shall authenticate and deliver, definitive Bonds of Series F in typewritten form.

Subject to the provisions of Section 8 of the Original Indenture, all definitive Bonds of Series F shall be interchangeable for other Bonds of Series F of a different authorized denomination or denominations, as requested by the holder surrendering the same, upon surrender to the agency of the Company in the City of Chicago, Illinois, or, at the option of the holder, at the agency of the Company in the City of New York. Anything contained in Section 13 of the Original Indenture notwithstanding, upon such interchange of Bonds of Series F, no charge may be made by the Company except the payment of a sum sufficient to reimburse the Company for any stamp tax or other governmental charge incident thereto.

The Trustee is hereby appointed Registrar of the Bonds of Series F for the purpose of registering and transferring Bonds of Series F as in Section 12 of the Original Indenture. In case any Bonds of Series F shall be redeemed in part only, any delivery pursuant to Section 97 of the Original Indenture of a new Bond or Bonds of Series F of an aggregate principal amount equal to the unredeemed portion of such Bond of Series F shall, at the option of the registered owner, be made by the Registrar.

So long as any Bonds of Series F shall be outstanding, in addition to the offices or agencies required to be maintained by the provisions of the Original Indenture, the Company shall keep or cause to be kept at an office or agency to be maintained by the Company in the Borough of Manhattan, the City of New York, books for the registration and transfer of Bonds pursuant to the foregoing provisions of this Section and to the provisions of the Original Indenture.

SECTION 2. Any redemption, in whole or in part, of the Collateral Trust Securities shall be deemed a redemption of a like aggregate principal amount of the Bonds of Series F, consistent with the provisions of the third paragraph of Section 1 hereof.

SECTION 3. As provided in Section 3.04(b) of the Insurance Agreement (as defined in the Sixth Supplemental Indenture) from and after the Release Date (as defined in the Insurance Agreement), the obligations of the Company with respect to the Bonds of Series F shall be deemed to be satisfied and discharged, the Bonds of Series F shall cease to secure in any manner the Company’s obligations under the Insurance Agreement with respect to the payment of any Pollution Control Bonds (as defined in the Sixth Supplemental Indenture) outstanding, and pursuant to Section 3.04(b) of the Insurance Agreement, the holder(s) of the Bonds of Series F shall forthwith deliver the Bonds of Series F to the Company for cancellation.

SECTION 4. The Bonds and the certificate of authentication to be borne by such Bonds shall be substantially in the following forms, respectively:

[FORM OF BOND]

This Bond is not transferable except to a successor trustee under the Indenture of Mortgage and Deed of Trust, dated as of September 1, 1993, between Interstate Power and Light Company and J.P. Morgan Trust Company, National Association, as successor Trustee.

No.	$

INTERSTATE POWER AND LIGHT COMPANY

FIRST MORTGAGE BOND, COLLATERAL SERIES F

Due 2014

Interstate Power and Light Company (hereinafter called the “Company”), a corporation of the State of Iowa, for value received, hereby promises to pay to J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as successor Trustee under the Indenture of Mortgage and Deed of Trust, dated as of September 1, 1993, between the Company and such trustee, or registered assigns, on the 1st day of July, 2014, the sum of ___________ ($________) dollars in any coin or currency of the United States of America which at the time of payment shall be legal tender for public and private debts. The Company shall pay interest on the bonds at the rates and on the dates applicable to the Collateral Trust Securities as described therein until the Company’s obligation with respect to the payment of such principal shall be discharged as provided in the Indenture hereinafter mentioned. Principal of and interest, if any, on this Bond shall be payable at the agency of the Company in the City of Chicago, Illinois, or, at the option of the holder, at the agency of the Company in the City of New York.

This Bond is one of an authorized issue of Bonds of the Company known as its “first mortgage bonds”, issued and to be issued in series under, and all equally and ratably secured (except as any sinking, amortization, improvement, renewal or other fund, or any other covenants or agreements, established in accordance with the provisions of the Indenture hereinafter mentioned, may afford additional security for the first mortgage bonds of any particular series) by an Indenture of Mortgage and Deed of Trust dated as of August 1, 1940, executed by the Company to J.P. Morgan Trust Company, as successor Trustee, as supplemented by sixty-four Supplemental Indentures (including a Seventh Supplemental Indenture dated as of July 1, 1946, a Thirty-second Supplemental Indenture dated as of September 1, 1966, a Forty-fifth Supplemental Indenture dated as of November 1, 1976, a Fifty-fifth Supplemental Indenture dated as of March 1, 1988, a Fifty-sixth Supplemental Indenture dated as of October 1, 1988, a Fifty-ninth Supplemental Indenture dated as of October 1, 1993, a Sixtieth Supplemental Indenture dated as of November 1, 1993, a Sixty-second Supplemental Indenture dated as of September 1, 1996, a Sixty-third Supplemental Indenture dated as of April 1, 1997 and a Sixty-fourth Supplemental Indenture dated as of June 9, 2005) each duly executed by the Company to said Trustee (said Indenture, as so supplemented, being herein sometimes referred to as the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the holders of said first mortgage bonds, and of the Trustee and of the Company in respect of such security, and the terms and conditions upon which said first mortgage bonds are and are to be issued and secured. As provided in the Indenture, said first mortgage bonds are issuable in series which may vary as in the Indenture provided or permitted. This Bond is one of a series of first mortgage bonds entitled “First Mortgage Bonds, Collateral Series F, Due 2014.”

Any payment or deemed payment by the Company of the principal of or interest, if any, on the Collateral Trust Securities (as defined in the Sixty-fourth Supplemental Indenture) (other than by the application of the proceeds of a payment in respect of this Bond) shall, to the extent thereof, be deemed to satisfy and discharge the obligation of the Company, if any, to make a payment of principal of or interest, if any, on this Bond which is then due.

Any redemption, in whole or in part, of the Collateral Trust Securities shall be deemed a redemption of a like aggregate principal amount of the Bonds, consistent with the provisions of the immediately prior paragraph hereof.

If an event of default, as defined in the Indenture, shall occur, the principal of this Bond may become or be declared due and payable, in the manner and with the effect provided in the Indenture.

To the extent permitted herein, this Bond is transferable by the registered owner hereof in person or by attorney authorized in writing at the agency of the Company in the City of Chicago, Illinois, or, at the option of the holder, at the agency of the Company in the City of New York, upon surrender and cancellation of this Bond and upon any such transfer a new first mortgage bond of the same series, for the same aggregate principal amount, will be issued to the transferee in exchange herefor. The Company and the Trustee may deem and treat the person in whose name this Bond is registered as the absolute owner hereof, for the purpose of receiving payment and for all other purposes.

No recourse shall be had for the payment of the principal of or interest, if any, on this Bond, or for any claim based hereon or otherwise in respect hereof or of the Indenture or of any indenture supplemental thereto, against any incorporator, stockholder, director, or officer, as such, past, present or future, of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or by any legal or equitable proceeding or otherwise howsoever; all such liability being, by the acceptance hereof and as a part of the consideration for the issuance hereof, expressly waived and released by every registered owner hereof, as more fully provided in the Indenture; provided, however, that nothing herein or in the Indenture contained shall be taken to prevent recourse to and the enforcement of the liability, if any, of any shareholder or any stockholder or subscriber to capital stock upon or in respect of shares of capital stock not fully paid up.

This Bond shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by J.P. Morgan Trust Company, National Association, or its successor, as Trustee under the Indenture hereinafter mentioned.

IN WITNESS WHEREOF, the Company has caused this Bond to be signed in its name, manually or in facsimile, by its President or one of its Vice Presidents and its corporate seal to be impressed or imprinted hereon and attested, manually or in facsimile, by its Secretary or one of its Assistant Secretaries.

Dated:

INTERSTATE POWER AND LIGHT COMPANY

By _______________________________________

Authorized Executive Officer

ATTEST:

_______________________________

Secretary

[FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the first mortgage bonds described in the within-mentioned Indenture.

J. P. MORGAN TRUST COMPANY,

NATIONAL ASSOCIATION,

as successor Trustee

By _____________________________________

Authorized Officer

[END OF BOND FORM]

SECTION 5. The recitals contained in this Supplemental Indenture are made by the Company and not by the Trustee; and all of the provisions contained in the Original Indenture, as heretofore supplemented, in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall, except as hereinabove modified, be applicable in respect hereof as fully and with like effect as if set forth herein in full.

SECTION 6. All the covenants, stipulations, promises and agreements in this Supplemental Indenture contained, by or on behalf of the Company, shall bind and inure to the benefit of its successors and assigns, whether so expressed or not.

SECTION 7. Nothing in this Supplemental Indenture expressed or implied is intended or shall be construed to give to any person other than the Company, the Trustee, and the holders of the first mortgage bonds any legal or equitable right, remedy or claim under or in respect of the Indenture or any covenant, condition or provision therein or in the first mortgage bonds contained, and all such covenants, conditions, and provisions are and shall be held to be for the sole and exclusive benefit of the Company, the Trustee and the holders of the first mortgage bonds issued under the Indenture.

SECTION 8. All references in the Original Indenture to the various Sections and Articles thereof shall be deemed to refer to said Sections and Articles as heretofore amended, and the Original Indenture shall hereafter be construed and applied as heretofore amended and supplemented.

SECTION 9. This Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, INTERSTATE POWER AND LIGHT COMPANY has caused this Sixty-fourth Supplemental Indenture to be signed in its corporate name by its President or a Vice President and its corporate seal to be hereunto affixed and attested by its Secretary or an Assistant Secretary, and J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, in token of its acceptance of the trusts created hereunder, has caused this Sixty-fourth Supplemental Indenture to be signed in its corporate name by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be hereunto affixed and attested by one of its Trust Officers, all as of the day and year first above written.

INTERSTATE POWER AND LIGHT COMPANY

By _______________________________________

Name: Thomas L. Hanson
Title: Vice President and Treasurer

(CORPORATE SEAL)

ATTEST:

________________________________

Name: Enrique Bacalao

Title: Assistant Treasurer

J.P. MORGAN TRUST COMPANY,

NATIONAL ASSOCIATION,

Successor Trustee

By________________________________________

Name: _________________________________
Title: __________________________________

(CORPORATE SEAL)

ATTEST:

_________________________________

Name: ___________________________

Title: ____________________________

STATE OF WISCONSIN	)
) ss:
COUNTY OF DANE	)

On this ____ day of June, 2005 before me, the undersigned, a Notary Public in and for the said County in the state aforesaid, personally appeared Thomas L. Hanson and Enrique Bacalao, to me personally known, and to me known to be Vice President and Treasurer and Assistant Treasurer, respectively, of INTERSTATE POWER AND LIGHT COMPANY, one of the corporations described in and which executed the within and foregoing instrument, and who, being by me severally duly sworn, each did say that he the said Thomas L. Hanson is Vice President and Treasurer, and that he the said Enrique Bacalao is Assistant Treasurer of the said INTERSTATE POWER AND LIGHT COMPANY, a corporation; that the seal affixed to the within and foregoing instrument is the corporate seal of the said corporation, and that the said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors; and the said Vice President and Treasurer and Assistant Treasurer each acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it voluntarily executed.

WITNESS my hand and notarial seal this ____ day of June, 2005.

________________________________________

Notary Public

My Commission expires:

(NOTARIAL SEAL)

STATE OF _________	)
) ss:
COUNTY OF _______	)

On this ____ day of _________, 2005, before me, the undersigned, a Notary Public in and for said County in the State aforesaid, personally appeared ____________ and ____________, to me personally known, and to me known to be a ______________________ and _______________________, respectively, of J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, one of the corporations described in and which executed the within and foregoing instrument, and who, being by me severally duly sworn, each did say that he the said ____________ is a _______________ and that the said ____________ is ________________ of the said J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, a corporation; that the seal affixed to the within and foregoing instrument is the corporate seal of the said corporation, and that the said instrument was signed and sealed on behalf of said corporation by authority of its By-Laws; and the said ____________ and ____________ each acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it voluntarily executed.

WITNESS my hand and notarial seal this ____ day of September, 2005.

_________________________________________

Notary Public

My Commission expires:

(NOTARIAL SEAL)